Exhibit 23.1b.











                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report, dated October 19, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust Bank Stock Portfolio Series 2 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP




November 12, 1998
New York, New York